EXHIBIT 10.5.4

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 7, 2009 (the “Signature Date”) to be effective as of May 8, 2009 (the “Effective Date”), by and among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), IDEA SPHERE INC., a Michigan corporation (“Parent”), and FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008 and the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009 (as amended, the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) amend the Credit Agreement and other Loan Documents to extend the stated Termination Date to September 8, 2009; (ii) decrease the maximum Revolving Commitment (subject to availability) from $18,000,000 to $16,000,000; (iii) waive the Existing Defaults (as defined in Section 2); (iv) make certain changes to the required Financial Covenant levels with respect to the Senior Funded Indebtedness to EBITDA Ratio and the minimum Tangible Net Worth Financial Covenants and make certain other amendments relating to certain of the Financial Covenants; (v) make certain changes to the interest rates applicable to the Obligations, including, without limitation, an increase in the LIBOR Rate Margin (as defined in each Note) to 6.50% per annum; and (vi) make certain other amendments to the Credit Agreement and certain of the other Loan Documents.  Lender is willing to consent to such requests and to amend the Credit Agreement and the other Loan Documents to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definition, in its proper alphabetical order, to provide in its entirety as follows:

“Third Amendment” means the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, among Borrower, Parent, and Lender.

1.2           The following definition in Section 1.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“Revolving Commitment” means $16,000,000, subject to Section 2.2(h).

1.3           Each reference to “May 8, 2009” in the definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “September 8, 2009” for such reference to “May 8, 2009” where “May 8, 2009” appears therein.

1.4           Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)           On the Signature Date (as defined in the Third Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 to the Third Amendment (as amended and restated, the “Revolving Note”), dated to be effective as of the Effective Date (as defined in the Third Amendment), in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.  Subject to compliance with the applicable provisions of Section 6.4(b) and the Revolving Note, Borrower may prepay the Revolving Loans in whole or part at any time without premium or penalty.

1.5           Section 2.2(b) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(b)           On the Signature Date (as defined in the Third Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) to the Third Amendment (as amended and restated, the “Term Loan A Note”), dated to be effective as of the Effective Date (as defined in the Third Amendment), in the original principal amount of $3,869,044, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan A Note.

1.6           Section 2.2(d) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(d)           On the Signature Date (as defined in the Third Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) to the Third Amendment (as amended and restated, the “Term Loan B Note”), dated to be effective as of the Effective Date (as defined in the Third Amendment), in the original principal amount of $8,416,673, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan B Note.

1.7           Effective on and after July 16, 2009, each reference to “5.50%” in Section 2.3(j) of the Credit Agreement is hereby amended by substituting a reference to “6.50%” for such reference to “5.50%” where “5.50%” appears therein.

1.8           Section 5.11 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.11           Senior Funded Indebtedness to EBITDA Ratio.  Loan Parties will not permit the Senior Funded Indebtedness to EBITDA Ratio to exceed the ratio set opposite the following Test Periods ending on any of the following dates or occurring during any of the following periods:

Test Periods	Senior Funded Indebtedness to EBITDA Ratio

For the Test Period ended on June 30, 2009	9.00 to 1

For each Test Period ending on or after September 30, 2009	5.75 to 1

1.9           Section 5.12 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.12	Minimum Tangible Net Worth. Loan Parties will not permit their Tangible Net Worth to be less than $1,000,000 as of the end of any Test Period ending on or after June 30, 2009.

1.10           Schedule 1.3 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.3 in its place. Schedule 1.5 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 1.5 in its place.  Schedule 3.3 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.3 in its place. Schedule 3.5 of the Credit Agreement is hereby supplemented by the addition of the document attached hereto as the Supplement to Schedule 3.5.  Schedule 3.12(b) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.12(b) in its place. Exhibit 4.3(d) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(d) in its place.  Exhibit 4.3(f) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(f) in its place.   Schedule 5.1 of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 5.1 in its place.

2.           Waiver of Existing Defaults.  As previously communicated by Lender to Borrower, and based upon financial and other information submitted by Borrower to Lender, Borrower and Parent acknowledge that certain Events of Default have occurred on or before March 31, 2009 and continue to exist as of the Signature Date (collectively, the “Current Defaults”).   In addition to the Current Defaults, the following Events of Default, which may have occurred before, on, or after March 31, 2009, have occurred and continue to exist as of the Signature Date (collectively, the “Specifically Enumerated Defaults”): (a) under Section 6.1(t) of the Credit Agreement arising out of a breach of clause (i) of Section 2 of the Capital Contribution Agreement as a result of the failure to timely make all of the required Capital Contribution (as defined in the Capital Contribution Agreement) that was due on May 7, 2009, (b) under Section 5.10 of the Credit Agreement as a result of the violation of the Fixed Charge Coverage Ratio Financial Covenant for the Test Period ended March 31, 2009, (c) under Section 5.11 of the Credit Agreement as a result of the violation of the Senior Funded Indebtedness to EBITDA Ratio Financial Covenant for the Test Periods ended December 31, 2008 and March 31, 2009, (d) under Section 5.12 of the Credit Agreement as a result of the violation of the Tangible Net Worth Financial Covenant for the Test Period ended March 31, 2009, (e) under Section 6.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to timely submit audited Financial Statements for the Fiscal Year ended December 31, 2008 in accordance with the Credit Agreement, (f) under Section 6.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to effectuate the release of certain Liens on or before April 30, 2009 in accordance with the Second Amendment (the “Trademark Lien Release Default”), (g) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the Fifth Third Shareholder Loans, which defaults are enumerated in the loan documents disclosed on Schedule 5.1 hereto, (h) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the LaSalle Debt related to cross defaults stemming from defaults under the Credit Agreement and the Fifth Third Shareholder Loans, (i) under Section 6.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to timely deliver audited consolidated Financial Statements in accordance with Section 4.3(b) of the Credit Agreement, (j) under Section 6.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to deliver Compliance Certificate and Management Reports in accordance with Section 4.3(d) of the Credit Agreement and (k) under Section 4.9 of the Credit Agreement as a result of the Loan Parties’ failure to timely provide written notice to Lender of any of the foregoing Events of Default set forth in the immediately preceding clauses (a) through (j).  The Specifically Enumerated Defaults and the Current Defaults are, collectively, the "Existing Defaults".  Borrower has requested that Lender waive the Existing Defaults.  Lender hereby waives the Existing Defaults for the specific periods indicated; provided that Lender’s waiver of the Trademark Lien Release Default is conditioned on the Liens of Highbridge, Chemical Bank, CapitalSource, and Blechman et al (as each is defined in Exhibit 3.6 to the Credit Agreement) being released of record on or before August 31, 2009.  The waiver provided in this Section 2, either alone or together with other waivers which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to waive any Event of Default, whether past, present, or future, other than the Existing Defaults, (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, or (iii) reduce, restrict or in any way affect the discretion of Lender in considering any future waiver requested by Borrower.

3.           Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

           4.           Acknowledgment Regarding Test Periods; Other Documents.

4.1           Borrower hereby acknowledges and agrees that: (i) certain of the Test Periods on which certain Financial Covenants are to be tested as set forth in the Credit Agreement (as amended by this Amendment) may occur after the stated Termination Date and (ii) notwithstanding the inclusion of any such Test Periods in the Financial Covenants, all of the Obligations shall be due and payable in full on the earlier of the stated Termination Date or upon acceleration of the Obligations in accordance with the Loan Documents and Lender has made no commitment to extend the Credit Agreement or any Obligations or other financial accommodations to Borrower except as expressly set forth in the Credit Agreement and the other Loan Documents.

4.2           With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender: (a) an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to this Amendment (the “Amended and Restated Revolving Note”); (b) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) attached to this Amendment (the “Amended and Restated Term Loan A Note”); (c) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) attached to this Amendment (the “Amended and Restated Term Loan B Note”); (d) evidence, in form and substance satisfactory to Lender in its sole discretion, that this Amendment and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of Borrower; (e) evidence, in form and substance satisfactory to Lender in its sole discretion, that the Reaffirmation of Guaranty and Security (as referenced in Section 15) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Loan Party (other than Borrower); and (f) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to Borrower’s credit facilities with Lender contemplated by this Amendment.

           5.           Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

                      5.1           Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, this Amendment, the Amended and Restated Revolving Note, the Amended and Restated Term Loan A Note, and the Amended and Restated Term Loan B Note, as applicable (collectively, the “Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

                      5.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

                      5.3           Borrower’s and Parent’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

5.4           No Event of Default has occurred and is continuing under the Credit Agreement, other than the Existing Defaults (as defined in Section 2).

           6.           Costs and Expenses; Fee.  As a condition of this Amendment, (i) Borrower will pay to Lender a fee of $80,000, payable in full on the Signature Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrower will pay and reimburse Lender, promptly upon Lender’s request, for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

7.           Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

           8.           Release.  Each of Borrower and Parent hereby releases Lender from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the Signature Date.  The foregoing release does not release or discharge, or operate to waive performance by, Lender of its express agreements and obligations stated in the Loan Documents on and after the Signature Date.

           9.           Default.  Any default by Borrower or Parent in the performance of any of such Loan Party’s obligations under any Amendment Document shall constitute an Event of Default under the Credit Agreement.

           10.           Continuing Effect of Credit Agreement.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

           11.           One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to: (a) the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) the Revolving Note will be deemed to be references to Amended and Restated Revolving Note, (c) the Term Loan A Note will be deemed to be references to the Amended and Restated Term Loan A Note, and (d) the Term Loan B Note will be deemed to be references to the Amended and Restated Term Loan B Note.  Any Amendment Document may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

           12.           Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

           13.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           14.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

15.           Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties.  As a condition of this Amendment, Borrower and Parent shall cause (i) each of the Loan Parties (other than Borrower) to execute the Reaffirmation of Guaranty and Security below and (ii) each of the Individual Guarantors to execute the Reaffirmation of Individual Guaranties below.

16.           Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors to execute the Reaffirmation of Subordination below.

17.           Reaffirmation of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the Contributors (as defined in the Capital Contribution Agreement) to execute the Reaffirmation of Capital Contribution Agreement below.

18.           Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.

19.           Evidence of Debt Extension.  As a condition of this Amendment, with the signing of this Amendment, Borrower will deliver to Lender evidence, in form and substance satisfactory to Lender, that the maturity of each of (a) the Indebtedness owing by David L. Van Andel, William W. Nicholson, and Mark A. Fox to Wells Fargo Bank, National Association, (b) the Indebtedness evidenced by the Alticor Note, and (c) the Fifth Third Shareholder Loans has been extended to a date that is on or after September 8, 2009.

20.           Acknowledgment Regarding Capital Contribution.  Borrower, Parent and Lender acknowledge that, based upon information submitted by Borrower to Lender: (i) a Capital Contribution Triggering Event (as defined in the Capital Contribution Agreement) has occurred as a result of Borrower’s violation of the Fixed Charge Coverage Ratio for the Test Period ended June 30, 2009, and (ii) as a result of such Capital Contribution Triggering Event, the Contributors are required to make Capital Contributions (as defined in the Capital Contribution Agreement) of cash in an aggregate amount not less than $3,800,000 (collectively, the “June 30, 2009 Capital Contribution”), in accordance with the Capital Contribution Agreement.  On or before August 7, 2009, Borrower will deliver to Lender, in form and substance satisfactory to Lender, evidence that the Contributors have made the June 30, 2009 Capital Contribution in full.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers on the Signature Date to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By: /S/ Mark A. Fox
Mark A. Fox, President and Chief Operating Officer

FIFTH THIRD BANK

By: /S/ Andrew P. Hanson
Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT